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                                                                    EXHIBIT 23.5

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Goldman, Sachs & Co. | 85 Broad Street | New York, New York 10004
Tel: 212-902-1000


                                                                         Goldman
                                                                         Sachs

PERSONAL AND CONFIDENTIAL
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November 22, 1999



Board of Directors
The Guarantee Life Companies Inc.
8801 Indian Hills Drive
Omaha, Nebraska 58114-4066

Re: Registration Statement of Jefferson-Pilot Corporation relating to shares of common stock, par value $1.25, being registered in connection with the merger with The Guarantee Life Companies Inc.


Gentlemen and Madame:

Reference is made to our opinion letter dated October 14, 1999 with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $.01 per share, of The Guarantee Life Companies Inc. ("Guarantee"or the "Company") of the Merger Consideration (as defined therein) to be received pursuant to the Agreement and Plan of Merger, dated as of September 19, 1999, among Jefferson-Pilot Corporation ("Jefferson-Pilot"), Jefferson-Pilot Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Jefferson-Pilot, and Guarantee, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 14, 1999, by and among Jefferson-Pilot, Merger Sub and Guarantee.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Guarantee in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary--Opinion of Financial Advisor," "The Merger--Background of the Merger," "The Merger--Recommendation of Guarantee Board of Directors and Guarantee's Reasons for the Merger," "The Merger--Opinion of Goldman Sachs, Financial Advisor to Guarantee," and "The Merger Agreement-- Representations and Warranties" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.
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The Guarantee Life Companies Inc.
November 22, 1999
Page Two




Very truly yours,


/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)